                                                                   EXHIBIT 99.10

                            STOCK OFFERING AGREEMENT

     THIS STOCK OFFERING AGREEMENT, dated as of March 7, 2010 (this "Agreement"), is by and among American Home Assurance Company, Inc., a New York insurance corporation ("AHA"), Transatlantic Holdings, Inc., a Delaware corporation (the "Company") and Goldman, Sachs & Co., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives (the "Representatives"), of the several underwriters named in Schedule I(a) (collectively, the "Underwriters") of the Underwriting Agreement (defined below).

     WHEREAS, AHA is the record and beneficial owner of 9,192,662 shares of common stock, par value $1.00 per share, of the Company (the "Common Stock");

     WHEREAS, AHA is an indirect, wholly-owned subsidiary of American International Group, Inc., a Delaware Corporation ("AIG");

     WHEREAS, the Underwriters intend to purchase, and AHA intends to sell to the Underwriters, not less than 8.1 million shares of Common Stock (the "Offering Shares") pursuant to a firm commitment underwriting agreement substantially in the form set forth in Annex A hereto (the "Underwriting Agreement");

     WHEREAS, the Company has filed with the Securities Exchange Commission (the "Commission") an automatic shelf registration statement as defined under Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 (No. 333-155811), including the related prospectus (such prospectus, and any prospectus used in connection with the offering of the Offering Shares, the "Prospectus"), which registration statement (as amended, at any given time, the "Registration Statement") became effective upon filing under Rule 462(e) of the Securities Act, for the registration under the Securities Act of the Offering Shares, and the Company intends to file with the Commission pursuant to Rule 430B and Rule 424(b) under the Securities Act a supplement or supplements to the Prospectus and the plan of distribution thereof;

     WHEREAS, the Underwriters intend to offer the Offering Shares for sale in a public offering (the "Offering") pursuant to the terms and conditions set forth in the Prospectus;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants contained in this Agreement and other valuable consideration, the receipt of which hereby is acknowledged, the Company, AHA and the Underwriters hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

Section 1.01. Purchase and Sale.

     (a) Upon the terms and subject to the conditions set forth herein and in reliance on the representations, warranties and covenants contained herein, and subject to the execution and delivery of the Underwriting Agreement by the respective parties thereto, the Underwriters agree to sell and deliver to the Company (in proportion to their respective underwriting committements, as set forth in the Underwriting Agreement), and the Company agrees to purchase and accept from the Underwriters in the Offering, 2,000,000 shares of Common Stock (the "Repurchase Shares"), for a purchase price per share equal to the Public Offering Price (defined below).

     (b) "Public Offering Price" shall mean the initial public offering price per share of the Offering Shares in the Offering.

     (c) Simultaneously with the First Time of Delivery (as defined in the Underwriting Agreement), AHA will make a payment to the Company, or the Company will make a payment to AHA (either such payment, the "True-Up Payment"), as follows: if the Repurchase Price is less than the Public

Offering Price, AHA will pay the True-Up Payment to the Company, and if the Repurchase Price is greater than the Public Offering Price, the Company will pay the True-Up Payment to AHA (the party that is obligated hereunder to make the True-Up Payment, the "Paying Party" and the one of AHA and the Company that is not the Paying Party, the "Receiving Party"), in either case in an amount equal to (i) the Repurchase Shares multiplied by (ii) the difference between the Public Offering Price and the Repurchase Price. The True-Up Payment shall be made by wire transfer in immediately available funds to an account designated by the Receiving Party

     (d) "Repurchase Price" shall mean (i) if the Closing Price is greater than the Underwritten Price, an amount equal to the sum of (1) the Underwritten Price and (2) twenty-five percent (25%) of the amount by which the Closing Price exceeds the Underwritten Price and (ii) if the Closing Price is equal to or less than the Underwritten Price, an amount equal to the Closing Price. "Closing Price" shall mean the last reported sales price per share for the Common Stock reported by the New York Stock Exchange on the trading day on which the parties enter into the Underwriting Agreement (or, if the Underwriting Agreement is entered into prior to the commencement of trading on a trading day, "Closing Price" shall mean the last reported sales price per share for the Common Stock reported by the New York Stock Exchange on prior trading day). "Underwritten Price" shall mean the purchase price per share (net of any underwriting discounts and commissions) at which AHA agrees to sell the Offering Shares to the Underwriters pursuant to the Underwriting Agreement.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF AHA

     AHA represents and warrants to the Company and to each of the Underwriters as follows:

     Section 2.01. Organization and Good Standing. AHA is an insurance corporation duly organized, validly existing and in good standing under the laws of the State of New York. AHA has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     Section 2.02. Authorization. The execution and delivery by AHA of this Agreement and the performance of its obligations hereunder have been duly authorized by and all necessary corporate or other action on the part of AHA and no further consent or authorization is required of AHA's board of directors or AIG to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by AHA and constitutes the valid, legal and binding obligation of AHA, enforceable against AHA in accordance with its terms, assuming the due execution and delivery by the Company and by each of the Underwriters, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, liquidation and other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

     Section 2.03. No Conflicts; Consents.

          (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of: (i) the organizational documents of AHA, (ii) any provision of law applicable to AHA or (iii) the terms of any material agreement to which AHA is a party or by which AHA is bound; except in the case of (i)-(iii) above, as will not, individually or in the aggregate, have a material adverse effect on AHA's ability to consummate the transactions contemplated herein.

          (b) No consent, approval or authorization of or filing with any governmental authority or other third party is required to be obtained or made by AHA in connection with the execution and delivery of this Agreement and the performance by AHA of its obligations hereunder; except as will not have a material adverse effect on AHA's ability to consummate the transactions contemplated herein.


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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to AHA and to each of the Underwriters as follows:

     Section 3.01. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     Section 3.02. Authorization. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other action on the part of the Company and no further consent or authorization is required of the Company's board of directors or its stockholders to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, assuming the due execution and delivery by AHA and by each of the Underwriters, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

     Section 3.03. No Conflicts; Consents.

          (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of: (i) the organizational documents of the Company, (ii) any provision of law applicable to the Company or (iii) the terms of any material agreement to which the Company is a party or by which the Company is bound; except, in the case of (i)-(iii) above, as will not, individually or in the aggregate, have a material adverse effect on the Company's ability to consummate the transactions contemplated herein.

          (b) No consent, approval or authorization of or filing with any governmental authority or other third party is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder; except as will not have a material adverse effect on the Company's ability to consummate the transactions contemplated herein.

     Section 3.04. Solvency. Immediately before and after and giving effect to the sale and purchase of the Repurchase Shares, (i) the assets of the Company, at a fair valuation, will exceed its debts, including contingent and unliquidated debts; (ii) the present fair saleable value of the assets of the Company will exceed the amount required to pay its liability on its debts, including contingent and unliquidated debts, as those debts become absolute and matured, (iii) the Company will have adequate capital with which to conduct its present and anticipated businesses; and (iv) the Company does not intend to incur or believe or reasonably believe that it will incur debt beyond its ability to pay as those debts become due. The Company has sufficient surplus (as defined in the Delaware General Corporation Law) or net profits in 2008 and/or 2009 to pay for the Repurchase Shares.

                                   ARTICLE IV

                                   CONDITIONS

     Section 4.01. Conditions to Obligations of the Company. The obligation of the Company to effect the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the First Time of Delivery, of each of the following conditions (any or all of which may be waived by the Company in whole or part to the extent permitted by applicable law):

          (a) the representations and warranties of AHA set forth in Article II hereof shall be true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect which shall be true and correct in all respects) on and as of the First Time of Delivery with the same force and effect as if such representations and warranties had been made on and as of the First Time of Delivery;

          (b) AHA shall have performed in all material respects all obligations required to be performed by it at or prior to the First Time of Delivery;

          (c) no temporary restraining order, preliminary or permanent injunction or other judgment, decision or order issued by any governmental authority of competent jurisdiction shall be in effect preventing the consummation of the transactions contemplated hereby; and

          (d) all filings and consents required to have been made with or obtained from governmental entities in connection with the transactions contemplated hereby shall have been made or obtained and be in full force and effect.

     Section 4.02. Conditions to Obligations of AHA. The obligation of AHA to effect the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the First Time of Delivery, of each of the following conditions (any or all of which may be waived by AHA in whole or part to the extent permitted by applicable law):

          (a) the representations and warranties of the Company set forth in
     Article III hereof shall be true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect which shall be true and correct in all respects) on and as of the First Time of Delivery with the same force and effect as if such representations and warranties had been made on and as of the First Time of Delivery;

          (b) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to First Time of Delivery;

          (c) no temporary restraining order, preliminary or permanent injunction or other judgment, decision or order issued by any governmental authority of competent jurisdiction shall be in effect preventing the consummation of the transactions contemplated hereby; and

          (d) all filings and consents required to have been made with or obtained from governmental entities in connection with the transactions contemplated hereby shall have been made or obtained and be in full force and effect.

                                    ARTICLE V

                                    EXPENSES

     Section 5.01. Expenses. AHA and the Company shall pay its own expenses and costs, including, without limitation, their own counsel fees and transfer taxes, in connection with this Agreement and the transactions contemplated hereby. The expenses and costs of the Underwriters shall be paid in accordance with Section 6 of the Underwriting Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01. Termination.


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          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the First Time of Delivery:

               (i) By the mutual written consent of the parties;

               (ii) By any party if there shall be a material breach by any other party of its representations, warranties, covenants or agreements contained in this Agreement; or

               (iii) By any party, if there shall have been issued, by a court of competent jurisdiction, a permanent or final order, decree or injunction prohibiting or restraining the consummation of the transactions contemplated hereby.

          (b) This agreement will automatically terminate if the parties do not enter into the Underwriting Agreement at or prior to 11:59 p.m. on March 11, 2010.

          (c) This Agreement will automatically terminate if the Underwriting Agreement is terminated pursuant to Section 9 thereof.

     Section 6.02. Integration; Amendments; Waiver. This Agreement (and, if and when executed by the parties, the Underwriting Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. Any term of this Agreement may be amended or modified only by the written agreement of the parties. No term or condition of this Agreement may be waived, except by a writing executed by the party against whom enforcement of any such waiver is being sought. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall operate as a waiver of such term or condition at any other time.

     Section 6.03. Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     Section 6.04. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

     If to the Company, to:

          Transatlantic Holdings, Inc.
          80 Pine Street
          New York, New York, 10005
          Attention: General Counsel
          Facsimile: 212-269-6801
          Telephone: 212-770-2000

     with a copy to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, New York, 10166
          Attention: Lois Herzeca, Esq.
          Facsimile: 212-351-4035
          Telephone: 212-351-4000

     If to AHA, to:

          American Home Assurance Company
          175 Water Street
          New York, New York, 10038
          Attention: General Counsel
          Facsimile: 212-458-7080

     with copies to:

          American International Group, Inc.
          70 Pine Street
          New York, New York 10270
          Attention: General Counsel
          Facsimile: 212-425-2175

     and

          Sullivan & Cromwell LLP
          125 Broad Street
          New York, New York, 10004
          Attention: Robert E. Buckholz Jr., Esq.
          Facsimile: 212-558-3588
          Telephone: 212-558-4000

     If to the Underwriters, to:

          Goldman, Sachs & Co.
          200 West Street
          New York, New York 10282
          Attention: Registration Department
          Facsimile: 212-902-3000

     and

          Wells Fargo Securities, LLC
          375 Park Avenue
          New York, New York 10152
          Attention: Equity Syndicate Department
          Facsimile: 212-214-5918

     and

          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          One Bryant Park
          New York, New York 10036
          Attention: Syndicate Department

     with a copy to:

          Dewey & LeBoeuf LLP,
          1301 Avenue of the Americas
          New York, New York 10019
          Attention: Michael Groll, Esq.
          Facsimile: 212-259-6333
          Telephone: 212-259-8000

     Section 6.05. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement and all transactions contemplated by this Agreement and all claims and defenses arising out of or relating to any such transaction or agreement or the formation, breach, termination or validity of any such agreement, shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any conflicts of law principles of such state that would apply to the laws of another jurisdiction.

          (a) Each of the parties irrevocably and unconditionally:

          (i) submits for itself and its property to the exclusive jurisdiction of the Delaware Court of Chancery, or if the Delaware Court of Chancery lacks jurisdiction of the subject matter, the United States District Court for the District of Delaware, or if both the Delaware Court of Chancery and the United States District Court for the District of Delaware lack jurisdiction of the subject matter, any court of competent jurisdiction sitting in the State of Delaware, in any action directly or indirectly arising out of or relating to this Agreement, the transactions contemplated by this Agreement, or the formation, breach, termination or validity of this Agreement; and agrees that all claims in respect of any such action shall be heard and determined solely in such court;

          (ii) consents that any such action may and shall be brought in such court and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action in such court or that such court is an inconvenient forum for the action and agrees not to assert, plead or claim the same;

          (iii) agrees that the final judgment of such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets;

          (iv) irrevocably waives any right to remove any such action from the Delaware Court of Chancery to any federal court;

          (v) agrees that service of process in any such action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 6.04; and

          (vi) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the applicable rules of procedure.

          (b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER,
(III) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 6.05. EACH OF THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 6.06. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     Section 6.07. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Section 6.08. Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom.

     Section 6.09. Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the parties, in their sole discretion, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     Section 6.10. Public Announcements. The parties agree that any press release regarding this Agreement or the transactions contemplated hereby shall be mutually acceptable.

     Section 6.11. Confidentiality.

          (a) From and after date hereof, the Company and AHA shall not, and shall cause their respective affiliates and representatives having access to information of the other party that is either oral or in writing and that is confidential or proprietary ("Confidential Information") not to, disclose to any other person, including any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity (each a "Person") or use, except for purposes of this Agreement or any other agreement between the parties, any Confidential Information of the other party; provided, however, that the Company and AHA may disclose Confidential Information of the other parties to the extent permitted by applicable law: (i) to its representatives on a need-to-know basis in connection with the performance of such party's obligations or the enforcement of such party's rights under this Agreement or any other agreement between the parties, provided that such representatives are informed of the confidential nature of such information and made aware of the provisions of this Section 6.11; (ii) to the extent reasonably necessary in connection with any claim, action, suit, arbitration or proceeding by or before any governmental authority or arbitral body or in any dispute with respect to this Agreement or any other agreement between the parties; (iii) to the extent such information is required to be disclosed by applicable law, governmental order or governmental authority (including in any report, statement, testimony or other submission to a governmental authority) or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the receiving party in the course of any litigation, arbitration, mediation, investigation or administrative proceeding; or (iv) to the extent any such information is or becomes generally available to the public other than, as a result of disclosure by such other party or its affiliates or representatives; and provided further, however, to the extent that AHA retains an investment interest in the Company, (A) AHA may disclose Confidential Information related to the Company to AHA's representatives who need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to AHA's investment in the Company and (B) AHA may use the Company's Confidential Information (and may share such information with its affiliates) in connection with evaluating, monitoring or taking any other action with respect to AHA's investment in the Company (it being understood that AHA shall not contravene applicable laws with respect to insider trading), provided, that in the cases of clause (A) above, such representatives are informed of the confidential nature of such information and made aware of the provisions of this Section 6.11.

          (b) In the event that a party becomes required (based on advice of counsel) by deposition, interrogatory, request for documents subpoena, civil investigative demand or similar judicial or administrative process or in connection with a report, statement, testimony or other submission to be made to any governmental authority to disclose any Confidential Information of the other party, such disclosing party shall provide the other parties, to the extent reasonably practicable, with prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other parties (at such other parties' expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed; provided, however, that AHA is not required to provide such prior written notice with respect to any disclosure to the Federal Reserve Bank of New York ("FRBNY"). In the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of the Confidential Information that it reasonably believes is required to be disclosed and shall exercise its commercially reasonable efforts (at such other party's expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.

          (c) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that (x) AHA and its affiliates may, without notifying the other parties hereto or any other Person, share any information relating to or obtained from the other parties with (i) the FRBNY or the U.S. Department of the Treasury and their respective representatives, (ii) the AIG Credit Facility Trust established by the FRBNY for the sole benefit of the United States Treasury pursuant to the AIG Credit Facility Trust Agreement made on January 16, 2009 by and among the FRBNY and Jill M. Considine, Chester
B. Feldberg and Douglas L. Foshee., (iii) any insurance regulatory authority or
(iv) the U.S. Internal Revenue Service ("IRS") or any other tax authority, in each case as AHA deems necessary or advisable in its good faith judgment and (y) the Company may, without notifying the other parties hereto or any other Person, share any information relating to or obtained from the other parties hereto or their affiliates with (i) any insurance regulatory authority or (ii) the IRS or any other tax authority, in each case as such party deems necessary or advisable in its good faith judgment.

          (d) To the fullest extent permitted by applicable law, the provisions of Section 6.11 shall not restrict or limit the use of or disclosure by any party or its affiliates, of any customer, policy or beneficiary information (including such information relating to a party or any of its respective affiliates, as the case may be) if such information was in the possession or control of such disclosing party, prior to the First Time of Delivery. For the avoidance of doubt, the foregoing shall apply regardless of whether such information (i) was also possessed or controlled by the non-disclosing parties or any of their respective affiliates, as the case may be, on or prior to First Time of Delivery and/or (ii) was originated by any other Person.

          (e) Notwithstanding the foregoing, the provisions of this Section 6.11 shall not prohibit any party from disclosing the existence of this Agreement and the material terms hereof in any filings made by either party with the Securities and Exchange Commission.

          (f) Each party agrees that irreparable damage could occur if this
Section 6.11 was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, each party or its affiliates (and their successors or assigns) shall be entitled to proceed against the other parties or their affiliates (and their successors or assigns) in law and/or in equity for such damages or other relief as a court may deem appropriate and shall be entitled to seek a temporary restraining order and/or preliminary and final injunctive or other equitable relief, including specific performance, to prevent breaches of this Section 6.11 and, in addition to any other remedy to which they are entitled at law or in equity, to enforce specifically the terms and provisions of this Section 6.11. In the event that any action is brought in equity to enforce the provisions of this Section 6.11, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

     Section 6.12. Survival. All representations, warranties and covenants shall survive the First Time of Delivery.

     Section 6.13. Effect of Termination. A termination of this Agreement as provided in Section 6.01 shall not release any party hereto from liability for a breach of this Agreement.

     Section 6.14. No Advisory of Fiduciary Relationship. AHA and the Company acknowledge that (i) the purchase and sale of the Repurchase Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and AHA, on the one hand, and the Underwriters, on the other hand, (ii) in connection with any offering contemplated by this Agreement and the process leading to any such transaction each Representative is and has been acting solely as a principal and is not the agent or fiduciary of the Company or AHA, or their respective stockholders, creditors, employees or any other party, (iii) no Representative has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or AHA with respect to any such offering contemplated hereby or the process leading thereto (irrespective of whether such Representative has advised or is currently advising the Company or AHA on other matters) and no Representative has any obligation to the Company or AHA with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and the Underwriting Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or AHA, and (v) the

Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and AHA have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

                      [signatures appear on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

                                        TRANSATLANTIC HOLDINGS, INC.


                                        By: /s/ Gary A. Schwartz
                                            ------------------------------------
                                        Name: Gary A. Schwartz
                                        Title: Senior Vice President and General
                                               Counsel


                                        AMERICAN HOME ASSURANCE COMPANY


                                        By: /s/ Robert Jacobson
                                            ------------------------------------
                                        Name: Robert Jacobson
                                        Title: Authorized Representative


                                        GOLDMAN, SACHS & CO.


                                        By: /s/ Goldman, Sachs & Co.
                                            ------------------------------------
                                            Goldman, Sachs & Co.


                                        WELLS FARGO SECURITIES, LLC


                                        By: /s/ Jasan Hatener
                                            ------------------------------------
                                        Name: Jasan Hatener
                                        Title: Director


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED


                                        By: /s/ Paul Brown
                                            ------------------------------------
                                        Name: Paul Brown
                                        Title: Managing Director